MARTIN COLOR-FI, INC.
                         1994 INCENTIVE STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN

Section 1. Purpose.

     The purposes of the 1994 Martin Color-Fi, Inc. Incentive Stock Option and Stock Appreciation Rights Plan (the "Plan") are: (i) to provide incentives to officers and other key employees of the Company upon whose judgment, initiative, and efforts the long-term growth and success of the Company is largely dependent; (ii) to assist the Company in attracting and retaining key employees of proven ability; and (iii) to increase the identity of interests of such key employees with those of the Company's shareholders by providing such employees options to acquire Shares of the Company.

Section 2. Definitions.

     a.   "Board" means the Board of Directors of the Company.

     b. "Company" means Martin Color-Fi, Inc. When used in the Plan with reference to employment, "Company" shall include any subsidiary of the Company.

     c.   "Committee" means the committee referred to in Section 3 hereof.

     d. "Fair Market Value" means the mean of the closing bid and asked quotations in the over-the-counter market on the date the value of a Share is to be determined, as reported by the National Association of Securities Dealers, Inc. through NASDAQ; or, in the event the Shares are listed on any exchange, the last sale price on such exchange on the date the value of a Share is to be determined, or, if there are no sales on such date, the mean of the bid and asked price for Shares on such exchange at the close of business on such date; or, in the event, on the date the value of a Share is to be determined, the Shares of the Company are not publicly traded, the Committee shall determine the Fair Market Value of such Shares, in good faith, by appraisal and/or other appropriate methods of valuation.

     e. "Incentive Stock Option" means an option granted under the Plan which qualifies as an incentive stock option under Section 422 of the Internal Revenue Code 1986, as amended (the "Code").

     f. "Nonqualified Option" means an option granted under the Plan which by its terms does not qualify as an Incentive Stock Option.

     g. "Share" or "Shares" means shares of the Common Stock, without par value, of the Company.

     h. "Stock Appreciation Right" has the meaning set forth in Section 7(a)(i) hereof.

     i. "Stock Option" means an Incentive Stock Option or a Nonqualified Option as the case may be.

     j. "Subsidiary" means any company fifty (50%) percent or more of the voting stock of which is owned or controlled, directly or, indirectly, by the Company.

     k. "Tender Offer" means a tender offer or request or invitation for tenders subject to regulation under Section 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same may be amended, modified, or superseded from time to time.

Section 3. Administration and Amendment.

     a. Administration. The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board. Such Committee shall be constituted solely of two or more Directors who are not currently officers or employees of the Company or any of its subsidiaries, and who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule.

     The Committee shall, in its sole discretion (i) determine the persons to whom, and the time at which, Stock Options shall be granted, (ii) the number of Shares to be subject to each Stock Option, (iii) the option price per share, and
(iv) the term of each Stock Option, or Stock Appreciation Right, and (v) the number of Stock Appreciation Rights to be granted in tandem with stock options. The Committee shall also interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the administration of the Plan, and such determinations shall be conclusive. The acts, at a meeting, of a majority of the members of the Committee, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee.

     b. Amendment. The Plan and Stock Options and/or Stock Appreciation Rights granted under the Plan may be amended, modified, or terminated by the Committee, provided that:

          i. No action with respect to an outstanding Stock Option or Stock Appreciation Right may be taken that would adversely affect the rights of the holder of such Stock Option or Stock Appreciation Right without such holder's consent; and

          ii. No amendment to the Plan shall become effective without approval by the holders of a majority of all of the outstanding shares of voting stock of the Company at an annual or special stockholders meeting if such amendment would:

               (1) increase the number of Shares as to which Stock Options or Stock Appreciation Rights may be granted under the Plan, except as provided for in Section 4(b);

               (2)  extend the term of the Plan;

               (3) change the minimum purchase or exercise price for the Stock Optioned Shares or Stock Appreciation Rights, respectively, except as provided in Section 4(b); or

               (4) extend the Stock Option or Stock Appreciation Right period provided in Sections 6(c), 7(b), or make a Stock Option or Stock Appreciation Right Exercisable earlier than specified in Sections 6(c)(i) or 7(b).

Section 4. Option Shares and Appreciation Rights.

     a. Number. The maximum number of Shares that may be issued upon exercise of Stock Options granted under the Plan is One Million Eight Hundred Thousand (1,800,000) Shares of the no par value Common Stock of the Company.

     The maximum number of Stock Appreciation Rights that may be granted in tandem with Stock Options is One Million Eight Hundred Thousand (1,800,000).

     b. Adjustments. The Committee shall appropriately adjust the number of Shares subject to the Plan and the number and Stock Option price of Shares subject to outstanding Stock Options or Stock Appreciation Rights in the event of any change in outstanding Shares by reason of a share dividend, recapitalization, merger, consolidation, split-up, combination, or exchange of shares or other similar corporate change. The granting of a Stock Option or Stock Appreciation Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     c. Unexercised Stock Options or Stock Appreciation Rights. Shares subject to unexercised Stock Options or Stock Appreciation Rights which expire or terminate shall thereupon become available for the grant of additional Stock Options or Stock Appreciation Rights to the same employee or other employees without decreasing the aggregate number of Stock Option Shares and/or Stock Appreciation Rights which may be granted under the Plan; or shall be available for any lawful corporate purpose, provided, however, any Shares covered by a Stock Option to which Stock Option rights have terminated by reason of the exercise of Stock Appreciation Rights, as provided in Section 7, shall not be available for the grant of Stock Options under the Plan.

Section 5. Eligible Employees.

     Stock Option and/or Stock Appreciation Rights may be granted by the Committee to officers, directors, and other key employees of the Company. A Director who is not employed by the Company is not eligible to receive any Incentive Stock Option under the Plan. The fact that an employee has been granted a Stock Option and/or a Stock Appreciation Right under this Plan shall not in any way affect or qualify the right of the employer to terminate his employment at any time. Nothing contained in this Plan shall be construed to limit the right of the Company to grant Stock Options or Stock Appreciation Rights otherwise than under the Plan for any proper and lawful purpose, including, but not limited to, Stock Options or Stock Appreciation Rights granted to key employees. Key employees to whom Stock Options and/or Stock Appreciation Rights may be granted under the Plan will be those selected by the Committee who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company.

Section 6. Options and Option Terms.

     a. Designation of Options. Stock Options granted under the Plan are intended to qualify as Incentive Stock Options. The Committee may, however, in particular instances, grant Stock Options under the Plan which would not qualify as Incentive Stock Options.

     b. Options. The terms of each Stock Option shall be set forth in a written Stock Option Agreement approved by the Committee, or a Stock Option or Stock Appreciation Right Agreement approved by the Committee.

     c. Terms of All Stock Options. The following terms and provisions shall apply to all Stock Options granted under the Plan:

          i. No Stock Option shall be exercisable either in whole or in part within six (6) months after the date on which it is granted. Thereafter, a Stock Option may be exercised with respect to all Shares subject to the Stock Option or may be exercised with respect to a specified number of Shares over a specified period or periods as determined by the Committee, in its discretion, at the time a Stock Option is granted.

          ii. If the employment by the Company of the optionee is terminated because of his retirement, or for any other reason except death or disability, the optionee shall have the right at any time within one month thereafter (but in any event no later than the date of the expiration period) to exercise his option with respect to the number of shares which were immediately purchasable by him at the time of termination of employment, and his right to purchase any remaining shares shall terminate forthwith.

          iii. The right to exercise any option granted hereunder shall be forfeited in the event the optionee shall be dismissed or resign as the consequence of the commission of a crime involving moral turpitude.

     d. Additional Provisions Relating to Incentive Stock Options. The following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan;

          i. No Stock Option may be granted under the Plan at an exercise price per

               Share which is less than the Fair Market Value of a Share on the date of grant.

          ii. No Stock Option may be exercised more than ten (10) years after the date of grant.

          iii. Except as provided in Section 6(d)(v) and Section 6(d)(vi), a Stock Option may be exercised only if the optionee has been continuously employed by the Company since the date of grant of the Stock Option. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

          iv. In the event the optionee shall die or become disabled (as defined in Section 22(e)(3) of the Code) while employed by the Company, the Stock Option of such deceased or disabled optionee may, subject to the ten year (10) year limitation in Sub-Section 6(c)(ii), be exercised within one (1) year from the date of the optionee's death or disability, to the extent the optionee was entitled to exercise such Stock Option on the date of his disability, death, by the person or persons (including the optionee's estate) to whom his rights under such Stock Option shall have passed by will or by the laws of descent and distribution or by his legal representative if the optionee is disabled.

          v. No Incentive Stock Option shall be granted to an employee who possesses, directly or indirectly (within the meaning of Section 424(d) of the Code), at the time of grant, more than ten percent (10%) of the voting power of all classes of stock of the Company, unless the exercise price per Share is at least equal to one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Stock Option on the date the Stock Option is granted and the Stock Option is not exercisable after the expiration of Five (5) years from the date of grant.

          vi. If, during any calendar year, Incentive Stock Options first become exercisable by an individual for stock having an aggregate fair market value in excess of $100,000 (determined as of the date the related Stock Option was granted), the Stock Options covering the Shares exceeding $100,000 will be treated as nonqualified stock options. Stock Options covering Shares up to $100,000 in value will continue to qualify as Incentive Stock Options.

          vii. For the Stock Option to be taxed as an Incentive Stock Option, the Shares received from the exercise of the option must not be disposed of before the later of one (1) year after the date of transfer or two (2) years after the date of grant.

     e. Procedure for Exercise and Payment.

     A Stock Option granted under the Plan may be exercised by the optionee by giving written notice of exercise to the Committee (or the designee of the Committee) of the Company. (See Section 12 for proper notice procedure.) The exercise price for the Shares purchased shall be paid in full at the time such notice is given. A Stock Option shall be deemed exercised on the date the Company receives written notice of exercise, together with full payment of the Shares purchased. The exercise price may be paid to the Company either in cash, by check, by delivery to the Company of Shares already-owned by the optionee, or by any combination thereof. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the exercise price. In the event already-owned Shares are used to pay for a portion of the exercise price, the amount credited to payment of the exercise price shall be the Fair Market Value of the already-owned Shares on the date the Stock Option is exercised. The Committee may also provide in any option agreement for cashless exercise of options through a broker pursuant to such guidelines as the Committee may from time to time adopt. In no case may a Stock Option be exercised for a fraction of a Share.

Section 7. Stock Appreciation Rights.

     a. A Stock Appreciation Right may be granted in tandem with any Stock Option granted under this Plan.

          i. Stock Appreciation Right as used in this Plan means a right of an optionee to surrender his right to purchase all or any portion of the Shares subject to his Stock Option issued in tandem with the Stock Appreciation Right ("Unpurchased Shares") and to receive from the Company, without payment to the Company, cash equal to the excess of the aggregate Fair Market Value of the Unpurchased Shares on the date the right is exercised over the aggregate Stock Option price of the Unpurchased Shares.

          ii. The exercise of a Stock Option right shall cause a correlative reduction in Stock Appreciation Rights held by a participant, and the exercise of a Stock Appreciation Right will cause a correlative cancellation of Stock Option rights.

          iii. The grant of a Stock Appreciation Right shall be evidenced by an agreement in such form, and containing such terms as are not inconsistent with this Plan, as the Committee shall from time to time determine.

     b. Exercise of Stock Appreciation Right. A Stock Appreciation Right shall not be exercisable during the first six (6) months after it is granted. Thereafter, a Stock Appreciation

Right may be exercised as follows:

               i.   at any time the related Stock Option is exercisable; or

               ii. with respect to any or all Shares subject to the related Stock Option, during the thirty (30) day period commencing on the date an offeror first acquires shares pursuant to a Tender Offer and ending at the close of business on the thirtieth day following such date.

     In addition, a Stock Appreciation Right may only be exercised on a date or dates on which the Fair Market Value of a Share exceeds the Stock Option price per Share applicable to the related Stock Option.

     c. Cancellation. The right of an optionee to exercise a Stock Appreciation Right shall be canceled if and to the extent the related Stock Option is exercised. The right of an optionee to exercise a Stock Option shall be canceled if and to the extent that Shares covered by such Stock Option are used to calculate cash received upon the exercise of a related Stock Appreciation Right.

     d. Procedure for Exercise. An optionee shall exercise a Stock Appreciation Right by giving written notice of such exercise, specifying the number of Shares as to which the right is exercised, to the Committee. Provided the exercise is valid and in accordance with the terms of the Plan, the Company shall after a reasonable time after the receipt of a notice, pay to optionee the cash to which he is entitled. (See Section 12 for proper notice procedures.)

Section 8. Cash Payment in Lieu of Exercise of Stock Option.

     In the event of a Tender Offer, the Committee shall have the authority, in its sole discretion, to authorize the payment (subject to the acquisition of Shares by the offeror pursuant to a Tender Offer) to a holder of a Stock Option granted under the Plan, in exchange for the cancellation of all or a part of such holder's Stock Option, of cash in an amount not to exceed the excess of the aggregate fair market value on the date of such cancellation (or, if higher, the highest price paid for Shares pursuant to any Tender Offer for Shares which was in effect at any time during the period between the commencement date of the Tender Offer and the date of cancellation of the Stock Option) of the Shares with respect which the Stock Option is being canceled over the aggregate option price of such shares.

Section 9. Non-Transferability.

     Stock Options or Stock Appreciation Rights granted hereunder may not be sold, pledged, assigned, hypothecated, or transferred except by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by such optionee. The Stock Appreciation Rights are only transferrable when and under the same circumstances the underlying Stock Option is transferred.

Section 10. Conditions of Employment.

     The granting of a Stock Option or Stock Appreciation Right under this Plan shall impose no obligation on the Company or on any of its subsidiary corporations to continue the employment of any participant, and shall not lessen or affect the right to terminate such employment of the participant. Participation under this Plan shall not affect eligibility for any profit sharing, bonus, insurance, pension, or other extra-compensation plan which the Company or its subsidiary corporations have previously adopted or may at any time adopt for employees.

Section 11. Conditions Upon Granting of Stock Options and Issuance of Certificates.

     No Stock Option shall be granted and Shares shall not be issued upon the exercise of a Stock Option unless the grant of a Stock Option, the exercise of such Stock Option, and the issuance and delivery of the Shares pursuant thereto shall comply with all relevant provisions of federal and state law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. No optionee shall be deemed a stockholder of the Company for any purpose until he or she has properly exercised, at least in part, his or her Stock Option, and until a Share certificate has been issued to such optionee by the Company.

Section 12. Notices.

     Whenever a Stock Option is granted under this Plan in respect of Stock Option Shares, such Shares may be purchased by written notice of election prior to the expiration of the Stock Option. Likewise, written notice is required to exercise Stock Appreciation Rights. The notice to exercise Stock Options should state the number of Shares with respect to which the Stock Option is being exercised. The exercise notice for Stock Appreciation Rights shall state the number of rights desired to be exercised and the desired method of payment. Each notice relating to this Plan shall be in writing and delivered in person or sent by certified or registered mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered (in the case of personal delivery) or mailed. Each notice to the Company shall be addressed as follows:
Martin  Color-Fi,  Inc.,  P.  O.  Box  469,  Edgefield,  South  Carolina  29824,
Attention: Stock Option Committee

     Each notice to the optionee or other person or persons then entitled to exercise a Stock Option or Stock Appreciation Right shall be addressed to the optionee or such other person or persons at the optionee's address set forth in the Stock Option. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

Section 13. Pronouns.

     All pronouns used herein shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

Section 14. Expiration.

     The Plan shall expire ten (10) years after the date it is approved by the shareholders of the Company, unless sooner terminated pursuant to this Plan.

Section 15. Liquidation.

     Upon the complete liquidation of the Company, any unexercised Stock Options or Stock Appreciation Rights previously granted under this Plan shall be deemed canceled, except as otherwise provided in paragraph 4(b) above on the occasion of a merger or consolidation. In the event of the complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined in paragraph 1 above, any unexercised Stock Options or Stock Appreciation Rights previously granted to participants employed by such corporation shall be deemed canceled unless such participants shall become employed by the Company or by any other subsidiary corporation on the occurrence of any such event.

Section 16. Compliance With Rule 16b-3.

     With respect to persons to whom options are granted hereunder who are subject to Section 16 of the Securities Exchange Act of 1934: (i) this Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors, (ii) all transactions involving insider- participants are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan or action by the Plan's administrators that is contrary to a condition of Rule 16b-3 shall not apply to insider-participants.